Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS
Fourth Quarter 2024 Service Revenue and Adjusted EBITDA(1) was the Strongest Since the Third Quarter of 2021 and the Third Quarter of 2020, Respectively
Luxembourg, March 13, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2024.
“I am pleased with our full year and fourth quarter 2024 performance as we continue to improve our financial results and win new business. In the face of serious market headwinds for both Business Segments, we had strong performance improvements across the board. For the year, we grew total Company Service revenue by 10% and Adjusted EBITDA(1) by $18.3 million, compared to 2023. In February 2025, we executed an exchange and maturity extension transaction with our lenders, significantly strengthening our balance sheet and reducing interest expense,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “As we look to 2025, we believe we are positioned to diversify our revenue base and ramp business we have won while maintaining cost discipline. Based upon our current business and market expectations, which assumes roughly flat delinquency rates and 13% growth in origination volume, we are guiding to 2025 Service revenue of $165 million to $185 million and Adjusted EBITDA(1) of $18 million to $23 million. At the midpoint, this represents 16% annual Service revenue growth and 18% Adjusted EBITDA(1) growth over 2024. We are also forecasting to generate positive operating cash flow from Service revenue and Adjusted EBITDA(1) growth and lower corporate interest expense.”
2024 Highlights(2)
Company, Corporate and Financial:
•Grew Service revenue by $13.8 million, or 10%, to $150.4 million in 2024 compared to 2023
•Full year 2024 total Company Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $17.4 million was $18.3 million higher than 2023 due to (1) improving Adjusted EBITDA(1) margins in the Servicer and Real Estate and Origination segments (together “Business Segments”) to 29.7% in 2024 from 25.1% in 2023, and (2) reducing Corporate and Others Adjusted EBITDA loss as a percentage of total Company Service revenue to (18.1)% in 2024 from (25.7)% in 2023, primarily through efficiency initiatives and cost savings measures and Service revenue growth
•Improved Adjusted EBITDA(1) by almost $50 million over the last three years
•Fourth quarter 2024 Service revenue of $38.4 million was $6.2 million, or 19%, higher than the fourth quarter of 2023, marking the highest quarterly Service revenue since the third quarter of 2021
•Fourth quarter 2024 Adjusted EBITDA(1) of $4.7 million was $4.5 million higher than the fourth quarter of 2023, marking the highest quarterly Adjusted EBITDA(1) since the third quarter of 2020
•Ended the year with $29.8 million of cash and cash equivalents
•On February 19, 2025, the Company executed and closed an exchange transaction with 100% of lenders under the Company’s senior secured term loans whereby the lenders exchanged the Company’s senior secured term loans with an outstanding balance of $232.8 million for a $160.0 million new first lien loan and the issuance of approximately

58.2 million common shares of Altisource (the “Term Loan Exchange Transaction”); the new first lien loan is comprised of a $110 million term loan and a $50 million non-interest bearing exit fee which is reduced on a pro-rata basis with the repayment of the term loan
•In connection with the Term Loan Exchange Transaction, Altisource will be issuing transferable warrants to holders as of February 14, 2025 of the Company’s (i) common stock, (ii) restricted share units and (iii) outstanding penny warrants, to purchase approximately 114.5 million shares of Altisource common stock for $1.20 per share (the “Stakeholder Warrants”); once issued, the Stakeholder Warrants will provide Stakeholders with the ability to purchase approximately 3.25 shares of Altisource common stock for each share of or right to common stock held6
•On February 19, 2025, Altisource also executed and closed on a $12.5 million super senior credit facility to fund transaction costs related to the Term Loan Exchange Transaction and for general corporate purposes (the “Super Senior Facility Transaction)
•The Term Loan Exchange Transaction and the Super Senior Facility Transaction reduce annual cash and payment-in-kind interest by approximately $18 million to $13.4 million(5) and extend the maturity dates of the Company’s senior secured debt
Business and Industry:
•In the face of serious market headwinds for both Business Segments, Service revenue in the Servicer and Real Estate segment increased by 11% to $120 million and Service revenue in the Origination segment increased by 6% to $30 million
•Improved Adjusted EBITDA(1) in the Business Segments by $10.4 million to $44.6 million in 2024 compared to $34.2 million in 2023; improved Adjusted EBITDA as a percentage of Service revenue in the Business Segments to 29.7% in 2024 from 25.1% in 2023; improvements were primarily through scale benefits and efficiency and cost cutting initiatives
•Ended 2024 with a weighted average sales pipeline between $38 million and $47 million of potential estimated revenue on a stabilized basis based upon forecasted probability of closing (comprised of between $26 million and $33 million in the Servicer and Real Estate segment and between $12 million and $15 million in the Origination segment)
•Generated 2024 sales wins which we estimate represent potential annualized Service revenue on a stabilized basis of $25.8 million for the Servicer and Real Estate segment and $13.6 million for the Origination segment
•Industrywide foreclosure initiations were 6% lower in 2024 compared to 2023 (and 35% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 14% lower in 2024 compared to 2023 (and 53% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination volume increased by 20% in 2024 compared to 2023, comprised of a 2% decline in purchase origination and a 112% increase in refinance origination(4)
•Industrywide seriously delinquent mortgage rate (90+ day past due and loans in foreclosure) increased to 1.4% in December 2024 compared to 1.3% in December 2023(3)
2024 Financial Results
Full Year 2024
•Service revenue of $150.4 million
•Income from operations of $3.2 million
•Loss before income taxes and non-controlling interests of $(32.9) million
•Net loss attributable to Altisource of $(35.6) million
•Adjusted EBITDA(1) of $17.4 million
Fourth Quarter 2024
•Service revenue of $38.4 million
•Income from operations of $0.6 million
•Loss before income taxes and non-controlling interests of $(8.4) million
•Net loss attributable to Altisource of $(8.8) million
•Adjusted EBITDA(1) of $4.7 million

Fourth Quarter and Full Year 2024 Results Compared to the Fourth Quarter and Full Year 2023 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2024	Fourth Quarter 2023	% Change	Full Year 2024	Full Year 2023	% Change
Service revenue	$38,450	$32,209	19	$150,354	$136,565	10
Income (loss) from operations	584	(2,824)	121	3,224	(16,768)	119
Adjusted operating income (loss)(1)	4,234	(269)	N/M	14,821	(2,282)	N/M
Loss before income taxes and non-controlling interests	(8,373)	(11,950)	30	(32,867)	(52,348)	37
Pretax loss attributable to Altisource(1)	(8,425)	(12,023)	30	(33,055)	(52,576)	37
Adjusted pretax loss attributable to Altisource(1)	(4,775)	(9,468)	50	(21,458)	(38,090)	44
Adjusted EBITDA(1)	4,747	237	N/M	17,387	(909)	N/M
Net loss attributable to Altisource	(8,769)	(13,151)	33	(35,636)	(56,290)	37
Adjusted net loss attributable to Altisource(1)	(5,013)	(10,301)	51	(23,147)	(41,348)	44
Diluted loss per share	(0.31)	(0.47)	34	(1.25)	(2.51)	50
Adjusted diluted loss per share(1)	(0.18)	(0.37)	51	(0.81)	(1.84)	56
Net cash used in operating activities	(1,401)	(4,238)	67	(5,025)	(21,833)	77
Net cash used in operating activities less additions to premises and equipment(1)	(1,404)	(4,238)	67	(5,028)	(21,833)	77

N/M — not meaningful.
•Fourth quarter and full year 2023 loss before income taxes and non-controlling interests includes less than $0.1 million and $3.4 million, respectively, of debt amendment costs (no comparative amount for the fourth quarter and full year 2024). Full year 2023 loss before income taxes and non-controlling interests includes $1.1 million of other income related to the change in fair value of warrant liability (no comparative amount for the fourth quarter 2023 and the fourth quarter and full year 2024)
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to full year 2024 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through December 2024
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated February 19, 2025
(5)Reduction in annual interest is based on SOFR of 4.29% as of March 7, 2025 and the outstanding balance on the senior secured term loans as of December 31, 2024. GAAP interest expense may differ from amounts presented herein
(6)Stakeholder Warrants are subject to the previously disclosed vesting requirements

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on March 7, 2024. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our fourth quarter and full year 2024 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Service revenue	$38,450	$32,209	$150,354	$136,565
Reimbursable expenses	2,511	1,875	9,592	8,273
Non-controlling interests	52	73	188	228
Total revenue	41,013	34,157	160,134	145,066
Cost of revenue	28,575	25,730	110,605	115,414
Gross profit	12,438	8,427	49,529	29,652
Operating expense:
Selling, general and administrative expenses	11,169	11,251	45,620	46,420
Loss on sale of business	685	—	685	—

Income (loss) from operations	584	(2,824)	3,224	(16,768)
Other income (expense), net:
Interest expense	(9,600)	(9,549)	(38,877)	(36,103)
Change in fair value of warrant liability	—	—	—	1,145
Debt amendment costs	—	(8)	—	(3,410)
Other income (expense), net	643	431	2,786	2,788
Total other income (expense), net	(8,957)	(9,126)	(36,091)	(35,580)

Loss before income taxes and non-controlling interests	(8,373)	(11,950)	(32,867)	(52,348)
Income tax provision	(344)	(1,128)	(2,581)	(3,714)

Net loss	(8,717)	(13,078)	(35,448)	(56,062)
Net income attributable to non-controlling interests	(52)	(73)	(188)	(228)

Net loss attributable to Altisource	$(8,769)	$(13,151)	$(35,636)	$(56,290)

Loss per share:
Basic	$(0.31)	$(0.47)	$(1.25)	$(2.51)
Diluted	$(0.31)	$(0.47)	$(1.25)	$(2.51)

Weighted average shares outstanding:
Basic	28,729	28,106	28,534	22,418
Diluted	28,729	28,106	28,534	22,418

Comprehensive loss:

Comprehensive loss, net of tax	$(8,717)	$(13,078)	$(35,448)	$(56,062)
Comprehensive income attributable to non-controlling interests	(52)	(73)	(188)	(228)

Comprehensive loss attributable to Altisource	$(8,769)	$(13,151)	$(35,636)	$(56,290)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$29,811	$32,522
Accounts receivable, net of allowance for credit losses of $3,124 and $3,123, respectively	15,050	11,682
Prepaid expenses and other current assets	6,240	11,336
Total current assets	51,101	55,540

Premises and equipment, net	701	1,709
Right-of-use assets under operating leases	2,243	3,379
Goodwill	55,960	55,960
Intangible assets, net	21,468	26,548
Deferred tax assets, net	5,629	4,992
Other assets	6,504	6,730

Total assets	$143,606	$154,858

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$33,512	$30,088
Current portion of long-term debt	230,544	—
Deferred revenue	3,979	3,195
Other current liabilities	3,238	2,477
Total current liabilities	271,273	35,760

Long-term debt	—	215,615
Deferred tax liabilities, net	9,028	9,028
Other non-current liabilities	20,016	19,510

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 27,226 outstanding as of December 31, 2024; 29,963 issued and 26,496 outstanding as of December 31, 2023)	29,963	29,963
Additional paid-in capital	181,597	177,278
Accumulated deficit	(259,977)	(180,162)
Treasury stock, at cost (2,737 shares as of December 31, 2024 and 3,467 shares as of December 31, 2023)	(108,959)	(152,749)
Altisource deficit	(157,376)	(125,670)

Non-controlling interests	665	615
Total deficit	(156,711)	(125,055)

Total liabilities and deficit	$143,606	$154,858

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the years ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(35,448)	$(56,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	997	2,392
Amortization of right-of-use assets under operating leases	1,537	1,771
Amortization of intangible assets	5,080	5,182
PIK accrual	8,715	6,881
Share-based compensation expense	4,737	5,068
Bad debt expense	840	858
Amortization of debt discount	3,780	3,777
Amortization of debt issuance costs	2,434	2,446
Deferred income taxes	(684)	45
Loss on disposal of fixed assets	14	121
Loss on sale of business	685	—
Change in fair value of warrant liability	—	(1,145)
Changes in operating assets and liabilities:
Accounts receivable	(4,208)	449
Prepaid expenses and other current assets	1,658	12,231
Other assets	268	(1,667)
Accounts payable and accrued expenses	3,704	(3,419)
Current and non-current operating lease liabilities	(1,595)	(1,777)
Other current and non-current liabilities	2,461	1,016
Net cash used in operating activities	(5,025)	(21,833)

Cash flows from investing activities:
Additions to premises and equipment	(3)	—
Proceeds from the sale of business	2,257	—
Net cash provided by investing activities	2,254	—

Cash flows from financing activities:
Proceeds from revolving loan agreement	1,000	—
Proceeds from issuance of common stock, net of issuance costs	—	20,461
Proceeds from issuance of treasury stock, net of issuance costs	—	18,321
Exercise of Warrants, net of costs	(90)	—
Debt issuance and amendment costs	—	(4,886)
Repayments of long-term debt	—	(30,000)
Distributions to non-controlling interests	(138)	(388)
Payments of tax withholding on issuance of restricted share units and restricted shares	(717)	(532)
Net cash provided by financing activities	55	2,976

Net decrease in cash, cash equivalents and restricted cash	(2,716)	(18,857)
Cash, cash equivalents and restricted cash at the beginning of the period	35,416	54,273

Cash, cash equivalents and restricted cash at the end of the period	$32,700	$35,416

Supplemental cash flow information:
Interest paid	$23,810	$22,876
Income taxes paid (refunded), net	2,053	(3,775)
Acquisition of right-of-use assets with operating lease liabilities	488	500
Reduction of right-of-use assets from operating lease modifications or reassessments	(87)	(671)

Non-cash investing and financing activities:
Warrants issued in connection with Amended Credit Agreement	—	8,096

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income (loss), pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2024 and 2023, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income (loss) is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from income (loss) from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from loss before income taxes and non-controlling interests. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax), and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from net loss attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Income (loss) from operations	$584	$(2,824)	$3,224	$(16,768)

Intangible asset amortization expense	1,270	1,270	5,080	5,182
Share-based compensation expense	821	1,151	4,737	5,069
Loss on sale of business	685	—	685	—
Cost of cost savings initiatives and other	874	127	1,095	1,971
Debt amendment costs	—	7	—	3,409
Unrealized gain on warrant liability	—	—	—	(1,145)

Adjusted operating income (loss)	$4,234	$(269)	$14,821	$(2,282)

Loss before income taxes and non-controlling interests	$(8,373)	$(11,950)	$(32,867)	$(52,348)

Non-controlling interests	(52)	(73)	(188)	(228)
Pretax loss attributable to Altisource	(8,425)	(12,023)	(33,055)	(52,576)
Intangible asset amortization expense	1,270	1,270	5,080	5,182
Share-based compensation expense	821	1,151	4,737	5,069
Loss on sale of business	685	—	685	—
Cost of cost savings initiatives and other	874	127	1,095	1,971
Debt amendment costs	—	7	—	3,409
Unrealized gain on warrant liability	—	—	—	(1,145)

Adjusted pretax loss attributable to Altisource	$(4,775)	$(9,468)	$(21,458)	$(38,090)

Net loss attributable to Altisource	$(8,769)	$(13,151)	$(35,636)	$(56,290)

Income tax provision	344	1,128	2,581	3,714
Interest expense (net of interest income)	9,319	9,246	37,848	34,789
Depreciation and amortization	203	459	997	2,392
Intangible asset amortization expense	1,270	1,270	5,080	5,182
Share-based compensation expense	821	1,151	4,737	5,069
Loss on sale of business	685	—	685	—
Cost of cost savings initiatives and other	874	127	1,095	1,971
Debt amendment costs	—	7	—	3,409
Unrealized gain on warrant liability	—	—	—	(1,145)

Adjusted EBITDA	$4,747	$237	$17,387	$(909)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Business Segments:
Income before income taxes and non-controlling interests	$9,838	$6,626	$38,145	$26,059

Non-controlling interests	(52)	(73)	(188)	(228)
Depreciation and amortization	80	110	346	784
Intangible asset amortization expense	1,270	1,270	5,080	5,182
Share-based compensation expense	281	277	1,286	1,256
Cost of cost savings initiatives and other	7	31	58	1,159
Interest expense (net of interest income)	(59)	—	(120)	—

Business Segments Adjusted EBITDA	$11,365	$8,241	$44,607	$34,212

Corporate and Others:
Loss before income taxes and non-controlling interests	$(18,211)	$(18,576)	$(71,012)	$(78,407)

Depreciation and amortization	123	349	651	1,608
Share-based compensation expense	540	874	3,451	3,813
Loss on sale of business	685	—	685	—
Cost of cost savings initiatives and other	867	96	1,037	812
Interest expense (net of interest income)	9,378	9,246	37,968	34,789
Debt amendment costs	—	7	—	3,409
Unrealized gain on warrant liability	—	—	—	(1,145)

Corporate and Others Adjusted EBITDA	$(6,618)	$(8,004)	$(27,220)	$(35,121)

Net loss attributable to Altisource	$(8,769)	$(13,151)	$(35,636)	$(56,290)

Intangible asset amortization expense, net of tax	1,270	1,270	5,080	5,158
Share-based compensation expense, net of tax	720	1,029	4,122	4,409
Cost of cost savings initiatives and other, net of tax	875	96	1,075	1,553
Debt amendment costs, net of tax	—	7	—	3,409
Unrealized gain on warrant liability, net of tax	—	—	—	(1,145)
Loss on sale of business, net of tax	685	—	685	—
Certain income tax related items	206	448	1,527	1,558

Adjusted net loss attributable to Altisource	$(5,013)	$(10,301)	$(23,147)	$(41,348)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Diluted loss per share	$(0.31)	$(0.47)	$(1.25)	$(2.51)

Intangible asset amortization expense, net of tax, per diluted share	0.04	0.05	0.18	0.23
Loss on sale of business, net of tax, per diluted share	0.02	—	0.02	—
Share-based compensation expense, net of tax, per diluted share	0.03	0.04	0.14	0.20
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	—	0.04	0.07
Debt amendment costs, net of tax, per diluted share	—	—	—	0.15
Unrealized gain on warrant liability, net of tax, per diluted share	—	—	—	(0.05)
Certain income tax related items, per diluted share	0.01	0.02	0.05	0.07

Adjusted diluted loss per share	$(0.18)	$(0.37)	$(0.81)	$(1.84)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,270	$5,080	$5,182
Tax benefit from intangible asset amortization	—	—	—	(24)
Intangible asset amortization expense, net of tax	1,270	1,270	5,080	5,158
Diluted share count	28,729	28,106	28,534	22,418

Intangible asset amortization expense, net of tax, per diluted share	$0.04	$0.05	$0.18	$0.23

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$821	$1,151	$4,737	$5,069
Tax benefit from share-based compensation expense	(101)	(122)	(615)	(660)
Share-based compensation expense, net of tax	720	1,029	4,122	4,409
Diluted share count	28,729	28,106	28,534	22,418

Share-based compensation expense, net of tax, per diluted share	$0.03	$0.04	$0.14	$0.20

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$874	$127	$1,095	$1,971
Tax provision (benefit) from cost of cost savings initiatives and other	1	(31)	(20)	(418)
Cost of cost savings initiatives and other, net of tax	875	96	1,075	1,553
Diluted share count	28,729	28,106	28,534	22,418

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.00	$0.04	$0.07

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$—	$7	$—	$3,409
Tax benefit from debt amendment costs	—	—	—	—
Debt amendment costs, net of tax	—		—	3,409
Diluted share count	28,729	28,106	28,534	22,418

Debt amendment costs, net of tax, per diluted share	$—	$0.00	$—	$0.15

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Calculation of the impact of unrealized gain on warrant liability, net of tax
Unrealized gain on warrant liability	$—	$—	$—	$(1,145)
Tax benefit from unrealized gain on warrant liability	—	—	—	—
Unrealized gain on warrant liability, net of tax	—	—	—	(1,145)
Diluted share count	28,729	28,106	28,534	22,418

Unrealized gain on warrant liability, net of tax, per diluted share	$—	$—	$—	$(0.05)

Calculation of the impact of loss on sale of businesses, net of tax
Loss on sale of business	$685	$—	$685	$—
Tax provision from loss on sale of business	—	—	—	—
Loss on sale of business, net of tax	685	—	685	—
Diluted share count	28,729	28,106	28,534	22,418

Loss on sale of business, net of tax, per diluted share	$0.02	$—	$0.02	$—

Certain income tax related items resulting from:
Foreign income tax reserves/other	206	448	1,527	1,558
Certain income tax related items	206	448	1,527	1,558
Diluted share count	28,729	28,106	28,534	22,418

Certain income tax related items, per diluted share	$0.01	$0.02	$0.05	$0.07

Net cash used in operating activities	$(1,401)	$(4,238)	$(5,025)	$(21,833)
Less: additions to premises and equipment	(3)	—	(3)	—

Net cash used in operating activities less additions to premises and equipment	$(1,404)	$(4,238)	$(5,028)	$(21,833)

	December 31, 2024	December 31, 2023

Senior Secured Term Loans	$232,800	$224,085
Less: Cash and cash equivalents	(29,811)	(32,522)

Net debt	$202,989	$191,563
Note: Amounts may not add to the total due to rounding.